As filed with the Securities and Exchange Commission on February 25, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Blue Nile, Inc.
(Exact name of registrant as specified in its charter)

Delaware	91-1963165
(State of Incorporation)	(I.R.S. Employer Identification No.)

705 Fifth Avenue South, Suite 900, Seattle, WA 98104
(Address of principal executive offices and zip code)

2004 Equity Incentive Plan
2004 Non-Employee Directors’ Stock Option Plan
(Full titles of the plans)
Marc D. Stolzman
Chief Financial Officer
Blue Nile, Inc.
705 Fifth Avenue South, Suite 900
Seattle, WA 98104
Tel: (206) 336-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John M. Geschke, Esq.
Cooley Godward Kronish llp
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering	Aggregate	Amount of
to be Registered	Registered(1)	Price Per Share(2)	Offering Price(2)	Registration Fee
Common Stock, par value $.001 per share, to be issued under the 2004 Equity Incentive Plan and the 2004 Non-Employee Directors’ Stock Option Plan	753,701 shares	$49.42	$37,247,903.42	$2,655.78

(1)	This Registration Statement shall cover any additional shares of common stock which become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant outstanding common stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended (the “Securities Act”). The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s common stock as reported on the NASDAQ Stock Market LLC on February 19, 2010, for (i) 732,201 shares reserved for future grant pursuant to the Registrant’s 2004 Equity Incentive Plan and (ii) 21,500 shares issuable pursuant to the Registrant’s 2004 Non-Employee Directors’ Stock Option Plan.

EXPLANATORY NOTE PURSUANT TO
GENERAL INSTRUCTION E TO FORM S-8
     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 753,701 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2004 Equity Incentive Plan and 2004 Non-Employee Directors’ Stock Option Plan.
INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8
     The contents of Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission on May 20, 2004 (File No. 333-115700), April 8, 2005 (File No. 333-123962), March 20, 2006 (File No. 333-132588), March 16, 2007 (File No. 333-141379), February 28, 2008 (File No. 333-149444) and March 6, 2009 (File No. 333-157734) are incorporated by reference herein.
EXHIBITS

Exhibit
Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of Blue Nile, Inc.

4.2(2)	Amended and Restated Bylaws of Blue Nile, Inc.

4.4(3)	Specimen Stock Certificate.

5.1	Opinion of Cooley Godward Kronish llp.

23.1	Consent of Deloitte & Touche llp.

23.2	Consent of Cooley Godward Kronish llp (included in Exhibit 5.1).

24.1	Power of Attorney is contained in the signature pages to this Registration Statement.

99.1.1(4)	Blue Nile, Inc. 2004 Equity Incentive Plan.

99.1.2(5)	Form of Stock Option Agreement pursuant to the Blue Nile, Inc. 2004 Equity Incentive Plan.

99.1.3(6)	Form of Stock Grant Notice pursuant to the Blue Nile, Inc. 2004 Equity Incentive Plan.

99.1.4(7)	Form of Restricted Stock Unit Grant Notice and Form of Award Agreement under the Blue Nile, Inc. 2004 Equity Incentive Plan.

99.2.1(8)	Third Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan.

99.2.2(9)	Form of Stock Option Agreement pursuant to the Blue Nile, Inc. 2004 Non-Employee Directors’ Stock Option Plan.

(1)	Previously filed as Exhibit 3.1 to Blue Nile, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended July 4, 2004 (No. 000-50763), as filed with the Securities and Exchange Commission on August 6, 2004, and incorporated by reference herein.

(2)	Previously filed as Exhibit 3.2 to Blue Nile, Inc.’s Current Report on Form 8-K (No. 000-50763), as filed with the Securities and Exchange Commission on November 9, 2009, and incorporated by reference herein.

(3)	Previously filed as Exhibit 4.2 to Blue Nile, Inc.’s Registration Statement on Form S-1/A (No. 333-113494), as filed with the Securities and Exchange Commission on May 4, 2004, as amended, and incorporated by reference herein.

(4)	Previously filed as Exhibit 10.4.1 to Blue Nile, Inc.’s Registration Statement on Form S-1/A (No. 333-113494), as filed with the Securities and Exchange Commission on April 19, 2004, as amended, and incorporated by reference herein.

(5)	Previously filed as Exhibit 10.4.2 to Blue Nile, Inc.’s Annual Report on Form 10-K (No. 000-50763), as filed with the Securities and Exchange Commission on March 25, 2005, and incorporated by reference herein.

(6)	Previously filed as Exhibit 10.1 to Blue Nile, Inc.’s Current Report on Form 8-K (No. 000-50763), as filed with the Securities and Exchange Commission on December 13, 2004, and incorporated by reference herein.

(7)	Previously filed as Exhibit 10.4.4 to Blue Nile, Inc.’s Annual Report on Form 10-K (No. 000-50763), as filed with the Securities and Exchange Commission on March 5, 2009, and incorporated by reference herein.

(8)	Previously filed as Exhibit 10.1 to Blue Nile, Inc.’s Quarterly Report on Form 10-Q (No. 000-50763), as filed with the Securities and Exchange Commission on November 7, 2008, and incorporated by reference herein.

(9)	Previously filed as Exhibit 10.2.2 to Blue Nile, Inc.’s Annual Report on Form 10-K (No. 000-50763), as filed with the Securities and Exchange Commission on March 25, 2005, and incorporated by reference herein.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on February 25, 2010.

Blue Nile, Inc.
By:	/s/ Marc D. Stolzman
Marc D. Stolzman
Chief Financial Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Diane M. Irvine and Marc D. Stolzman, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Diane M. Irvine Diane M. Irvine	Chief Executive Officer, President, and Director (Principal Executive Officer)	February 23, 2010

/s/ Marc D. Stolzman Marc D. Stolzman	Chief Financial Officer (Principal Financial and Accounting Officer)	February 25, 2010

/s/ Mark C. Vadon Mark C. Vadon	Executive Chairman and Director	February 23, 2010

/s/ W. Eric Carlborg W. Eric Carlborg	Director	February 23, 2010

/s/ Leslie Lane Leslie Lane	Director	February 22, 2010

Signature	Title	Date

/s/ Ned Mansour Ned Mansour	Director	February 22, 2010

/s/ Michael Potter Michael Potter	Director	February 22, 2010

/s/ Steve Scheid Steve Scheid	Director	February 22, 2010

/s/ Mary Alice Taylor Mary Alice Taylor	Director	February 22, 2010

EXHIBITS

Exhibit
Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of Blue Nile, Inc.

4.2(2)	Amended and Restated Bylaws of Blue Nile, Inc.

4.4(3)	Specimen Stock Certificate.

5.1	Opinion of Cooley Godward Kronish llp.

23.1	Consent of Deloitte & Touche llp.

23.2	Consent of Cooley Godward Kronish llp (included in Exhibit 5.1).

24.1	Power of Attorney is contained in the signature pages to this Registration Statement.

99.1.1(4)	Blue Nile, Inc. 2004 Equity Incentive Plan.

99.1.2(5)	Form of Stock Option Agreement pursuant to the Blue Nile, Inc. 2004 Equity Incentive Plan.

99.1.3(6)	Form of Stock Grant Notice pursuant to the Blue Nile, Inc. 2004 Equity Incentive Plan.

99.1.4(7)	Form of Restricted Stock Unit Grant Notice and Form of Award Agreement under the Blue Nile, Inc. 2004 Equity Incentive Plan.

99.2.1(8)	Third Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan.

99.2.2(9)	Form of Stock Option Agreement pursuant to the Blue Nile, Inc. 2004 Non-Employee Directors’ Stock Option Plan.

(1)	Previously filed as Exhibit 3.1 to Blue Nile, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended July 4, 2004 (No. 000-50763), as filed with the Securities and Exchange Commission on August 6, 2004, and incorporated by reference herein.

(2)	Previously filed as Exhibit 3.2 to Blue Nile, Inc.’s Current Report on Form 8-K (No. 000-50763), as filed with the Securities and Exchange Commission on November 9, 2009, and incorporated by reference herein.

(3)	Previously filed as Exhibit 4.2 to Blue Nile, Inc.’s Registration Statement on Form S-1/A (No. 333-113494), as filed with the Securities and Exchange Commission on May 4, 2004, as amended, and incorporated by reference herein..

(4)	Previously filed as Exhibit 10.4.1 to Blue Nile, Inc.’s Registration Statement on Form S-1/A (No. 333-113494), as filed with the Securities and Exchange Commission on April 19, 2004, as amended, and incorporated by reference herein.

(5)	Previously filed as Exhibit 10.4.2 to Blue Nile, Inc.’s Annual Report on Form 10-K (No. 000-50763), as filed with the Securities and Exchange Commission on March 25, 2005, and incorporated by reference herein.

(6)	Previously filed as Exhibit 10.1 to Blue Nile, Inc.’s Current Report on Form 8-K (No. 000-50763), as filed with the Securities and Exchange Commission on December 13, 2004, and incorporated by reference herein.

(7)	Previously filed as Exhibit 10.4.4 to Blue Nile, Inc.’s Annual Report on Form 10-K (No. 000-50763), as filed with the Securities and Exchange Commission on March 5, 2009, and incorporated by reference herein.

(8)	Previously filed as Exhibit 10.1 to Blue Nile, Inc.’s Quarterly Report on Form 10-Q (No. 000-50763), as filed with the Securities and Exchange Commission on November 7, 2008, and incorporated by reference herein.

(9)	Previously filed as Exhibit 10.2.2 to Blue Nile, Inc.’s Annual Report on Form 10-K (No. 000-50763), as filed with the Securities and Exchange Commission on March 25, 2005, and incorporated by reference herein.